                                                                    EXHIBIT 99.1

The following table sets forth the Company's unaudited balance sheet as of December 31, 2000, (i) on an actual basis; and (ii) on a pro forma basis giving effect to the items described in footnotes 1 through 10 below, which occurred on February 20, 2001 (debt to equity conversion) and March 01, 2001 (closing of asset purchase). This table should be read in conjunction with the Company's financial statements that are contained in its earlier reports. All amounts presented below are unaudited.

                                                                     (1)                  (2)                 Pro Forma
                                       Actual As Of               Pro Forma            Pro Forma             Adjusted As
                                      December, 2000             Adjustments          Adjustments           March 01, 2001
                                        (Unaudited)              (Unaudited)          (Unaudited)             (Unaudited)
                                     -----------------------------------------------------------------------------------------
Assets                                                    (in thousands, except share amounts)
Cash and cash equivalents                $      553                  $                 $      69  (8)      $      622
Accounts receivable, net                      5,300                                                             5,300
Other current assets                            402                                                               402
Property and equipment, net                     217                                           23  (3)           3,754
                                                                                           3,514  (10)
                                         ----------                                    ---------           ----------
Deferred software costs, net                  3,309                                                             3,309
Cost in excess of net assets
  of business acquired, net                   2,163                                                             2,163
Intangible asset                                 --                                          266  (7)             372
                                                                                             106  (10)

Other                                           102                                                               102
                                     -----------------------------------------------------------------------------------------
Total assets                             $   12,046                  $                 $   3,978           $   16,024
                                     =========================================================================================

The following table sets forth the Company's unaudited balance sheet as of December 31, 2000, (i) on an actual basis; and (ii) on a pro forma basis giving effect to the items described in footnotes 1 through 10 below, which occurred on February 20, 2001 (debt to equity conversion) and March 01, 2001 (closing of asset purchase). This table should be read in conjunction with the Company's financial statements that are contained in its earlier reports. All amounts presented below are unaudited.

                                                                              (1)                 (2)           Pro Forma
                                                      Actual As Of         Pro Forma           Pro Forma       Adjusted As of
                                                    December 31, 2000     Adjustments         Adjustments      March 01, 2001
                                                       (Unaudited)        (Unaudited)         (Unaudited)        (Unaudited)
                                                    --------------------------------------------------------------------------
Liabilities and shareholders' equity                                    (in thousands, except share amounts)
Accounts payable                                        $     521          $    25  (4)        $    100(9)         $    646
Accrued expenses                                            1,568                                   266(7)            1,906
                                                                                                     72(8)
Deferred revenue                                            3,669                                    20(8)            3,689
Long-term debt - shareholders                               3,925           (3,000) (3)           1,214(6)            2,139
Other liabilities                                             381                                                       381
                                                    -----------------------------------------------------------------------
Total liabilities                                          10,064           (2,975)               1,672               8,761

Shareholders' equity:
   Convertible Preferred stock - Series F,
     par value $0.01, 3,000 shares
     authorized, designated, issued and
     outstanding                                               --               --  (3)              --                  --
   Common stock, par value $0.01, authorized
     48,000,000 shares, 16,405,548 issued and
     outstanding                                              164                                    30(5)              194
   Additional paid-in capital                              44,916            3,000  (3)           2,276(5)           50,167
                                                                               (25) (4)
   Accumulated deficit                                    (43,098)                                                  (43,098)
                                                    -----------------------------------------------------------------------
Total shareholders' equity                                  1,982            2,975                2,306               7,263
                                                    -----------------------------------------------------------------------
Total liabilities and shareholders' equity              $  12,046          $    --             $  3,978            $ 16,024
                                                    =======================================================================

Notes to the Pro Forma Adjustments
----------------------------------

(1)- On February 20, 2001, the Company and Safeguard Scientifics, Inc. exchanged $3,000,000 of principal outstanding under their existing $6,000,000 credit facility for 3,000 shares of Series F Convertible Preferred Stock of the Company and the Company and Safeguard have amended the existing $6,000,000 credit facility to reduce the amount available thereunder to $3,000,000. The preferred shares have a par value of $0.01 per share and the issuance price is $1,000 per share. The holders of the Series F Convertible Preferred Stock are entitled to certain preferences, limitations and special rights, including dividend rights, conversion rights, voting rights, anti-dilution rights, registration rights and liquidation preferences. As the holder of the Series F Convertible Preferred Stock, Safeguard shall be entitled to receive cumulative quarterly dividends when and as if they may be declared by the Board at a rate per share equal to two percent (2%) per quarter of the issuance price. The shares of Series F Convertible Preferred Stock may, at the option of the holder, be converted at any time, at a rate of 500 shares of Common Stock per share of Preferred Stock, into 1,500,000 shares of Common Stock of the Company.

(2)- On March 01, 2001, pursuant to an Asset Purchase Agreement dated February 13, 2001, Tangram Enterprise Solutions, Inc. (the "Company") issued 3,000,000 shares of its common stock and $1,500,000 in Promissory Notes to Axial Technology Holding AG ("Axial"), a Swiss-based international finance firm, for all rights of ownership to Axial's proprietary asset management technology, some or all of which is commonly known as Wyzdom ("Wyzdom") as well as certain related assets and obligations of Wyzdom Solutions Inc., an affiliate of Axial and the exclusive distributor of the Wyzdom technology in the United States. The common stock issued is "restricted securities" within the meaning of the Securities Act of 1933, as amended. The common stock issued pursuant to the Asset Purchase Agreement were deposited into escrow pursuant to an escrow agreement dated February 13, 2001 among the Company, Axial and Chicago Title Insurance Company as collateral for the indemnification obligations of the sellers under the Asset Purchase Agreement.

(3)- The pro forma adjustment reflects the conversion of $3,000,000 of the Long-Term Debt - Shareholder into Series F Convertible Preferred Stock at a par value of $0.01 per share.

(4)- The pro forma adjustment reflects the issuance cost (professional fees and expenses) associated with the conversion of $3,000,000 of the Long-Term Debt - Shareholder into Series F Convertible Preferred Stock at a par value of $0.01 per share.

Notes to the Pro Forma Adjustments
----------------------------------

(5)- The pro forma adjustment reflects the issuance of 3 million shares of common stock at a par value of $0.01 per share valued at $0.769/share reflecting the five day average of the closing price of the stock preceding the effective date of the transaction (February 13, 2001).

(6)- The pro forma adjustment reflects the issuance of $1.5 million of non-interest bearing promissory notes discounted using a 9.5% interest factor.

(7)- The pro forma adjustment reflects the liability assumption of employment contract obligations of the seller discounted using a 9.5% interest factor.

(8)- The pro forma adjustment recording the cash settlement items per the Asset Purchase Agreement:

      Items funded by sellers:
          Unearned support contract revenue                  $20K
          Accrued vacation/bonus of hired employees          $72K
      K - Items funded by buyers:
          Equipment purchased                               ($23K)
                                                            ------
               Net cash received                             $69K

(9)- The pro forma adjustment reflects the estimated issuance cost (professional fees and expenses) associated with the transaction.

(10)- The pro forma adjustment recording the acquired assets:

          Acquired software                                 $3,514K
          Intangible asset (mtce support contracts)         $  106K